UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 11, 2014 (June 10, 2014)

OM GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Main Avenue, Suite 1300, Cleveland, Ohio 44113-7210

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:	(216) 781-0083

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, the Board of Directors of OM Group, Inc. appointed John A. McFarland to the Board. Mr. McFarland’s term begins July 1, 2014, and he will serve with the class of directors that stands for re-election in 2017. Mr. McFarland has not been appointed to serve on any committees of the Board at this time.
Upon commencement of Mr. McFarland’s term, the Company intends to enter into an indemnification agreement with him, which will be in the same form as the indemnification agreement between the Company and its other directors and named executive officers. That form of indemnification agreement was described in, and filed as an exhibit to, the Form 8-K filed by the Company on January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

Date:	June 11, 2014	By:	/s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs Title: Vice President, General Counsel and Secretary